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                                                                      Exhibit 23
                                                                      ----------

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44041, 33-18533, 33-49871, 333-04927 and
333-04941) and the Registration Statements on Form S-3 (Nos. 33-43832 and 33-53366) of The Limited, Inc. of our report dated February 28, 2002, except for
Note 14 as to which the date is March 21, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
April 22, 2002